UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

Viasystems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15755	75-2668620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 South Hanley Road, St. Louis, MO		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 7, 2012, the board of directors (the “Board”) of Viasystems Group, Inc. (“Viasystems”) has appointed Admiral William A. Owens and Mr. David D. Stevens as members of the Board to fill the vacancies created by the passing of Board member John K. Pruellage on May 5, 2012 and the resignation of Board member William C. McCormick on May 8, 2012. Admiral Owens, an independent director, will serve as a member of the Audit Committee and Nominating and Corporate Governance Committees of the Board. Mr. Stevens, an independent director, will serve as a member of the Audit Committee and Compensation Committee of the Board.

The following is the biographical information regarding Admiral Owens:

William A. Owens, 72, has served as the Chairman of AEA Investors (Asia) since April 2006 and has served as Managing Director, Chairman and Chief Executive Officer of AEA Holdings Asia, a New York private equity company at various times since then. Mr. Owens previously served as Vice Chairman, Chief Executive Officer and President of Nortel Networks Corporation, a global supplier of communications equipment, from May 2004 to November 2005. Prior to that, Mr. Owens served as Chairman and Chief Executive Officer of Teledesic LLC, a satellite communications company, from February 1999 to May 2004. During that same period, Mr. Owens also served as Chairman and Chief Executive Officer of Teledesic’s affiliated company, Teledesic Holdings Ltd. From 1996 to 1998, Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation (SAIC). Mr. Owens served in the U.S. military from 1962 to 1996, holding various key leadership positions, including Vice Chairman of the Joint Chiefs of Staff. Mr. Owens also serves as Chairman of CenturyLink, Inc. (2009 to present), a director of Polycom, Inc. (2005 to present) and a director of Wipro Limited (2006 to present), all public companies. He served as a member of the boards of directors of Daimler Chrysler AG from 2003 until 2009 and of Embarq Corporation from 2006 to 2009.

The following is the biographical information regarding Mr. Stevens:

David D. Stevens, 59, has been an advisor in private equity since 2006. Mr. Stevens was the Chief Executive Officer of Accredo Health Group, Inc., a subsidiary of Medco Health Solutions, Inc., from 2005 to 2006. He was the Chairman of the Board and Chief Executive Officer of Accredo Health, Inc. from 1996 to 2005. Mr. Stevens was the President and Chief Operating Officer of the predecessor companies of Accredo Health from their inception in 1983 until 1996. Mr. Stevens is currently a director and Chairman of the Board of Wright Medical Group, Inc. (2004 to present) and a director of Allscripts Healthcare Solutions, Inc. (2012 to present), both public companies. He served as a member of the boards of directors of Thomas & Betts Corporation from 2004 to May 2012 and of Medco Health Solutions, Inc. from 2006 to April 2012.

Item 8.01. Other Events.

With the appointments of Admiral Owens and Mr. Stevens, both independent directors, to the Board and the Audit Committee, Viasystems has regained compliance with NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A). On May 8, 2012, Viasystems notified The NASDAQ Stock Market LLC (“NASDAQ”) that as a result of the passing of independent director John K. Pruellage along with the previously announced retirement of independent director William C. McCormick, effective as of May 8, 2012, Viasystems’ Board was no longer comprised of a majority of independent directors and Viasystems’ Audit Committee was no longer comprised of at least three independent directors, as required for continued listing by NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A), respectively. In accordance with NASDAQ Listing Rules 5605(b)(1)(A) and 5605(c)(4)(B), Viasystems had until November 5, 2012 to regain compliance with NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished pursuant to Item 5.02 hereof, and the information contained in this report and such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated therein.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Viasystems on August 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 7, 2012

VIASYSTEMS GROUP, INC.

By:	/s/ Christopher R. Isaak
Christopher R. Isaak Vice President, Corporate Controller and Chief Accounting Officer